                                                                  EXHIBIT 10.10

                         MANAGEMENT SERVICES AGREEMENT

         This Agreement is entered into as of the 5th day of September , 2001, by and between LAFAYETTE HEART HOSPITAL, LLC, a Delaware limited liability company (the "Owner") and LAFAYETTE HOSPITAL MANAGEMENT, INC., a North Carolina corporation ("LHMI"), both parties hereinafter collectively referred to as the "Parties."

                                   RECITALS:

         WHEREAS, Owner desires to obtain the Contract Management Services (defined below) of LHMI to manage its hospital specializing in the diagnosis and treatment of cardiovascular disease and cardiovascular and vascular surgery in the greater Lafayette, Louisiana area (the "Hospital");

         WHEREAS, affiliates of LHMI, including LHMI's sole shareholder MedCath Incorporated ("MedCath"), have a substantial amount of experience and expertise in developing and operating hospitals similar to the Hospital as a result of their development and operations of heart hospitals throughout the United States;

         WHEREAS, Owner and LHMI mutually desire that such Contract Management Services be made available to Owner.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

                                       I

                                  DEFINITIONS

1.1      ACT.

         The term "Act" shall mean the Delaware Limited Liability Company Act, as in effect in Delaware and set forth at 6 Del. C.ss.18-101 through 18-1109 (or any corresponding provisions of succeeding law).

1.2      AGREEMENT.

         The term "Agreement" shall mean this Management Services Agreement and any amendment thereto as may be from time to time adopted in writing as hereinafter provided.

1.3      AT OWNER'S EXPENSE.

         The term "At Owner's Expense" shall mean an expense incurred by LHMI on behalf of Owner either pursuant to an approved budget or as otherwise authorized herein.

1.4      BOARD OF DIRECTORS.

         The term "Board of Directors" means and shall refer to the Board of Directors designated pursuant to the Operating Agreement of Owner (the "Operating Agreement").

1.5      CONTRACT MANAGEMENT SERVICES.

         The term "Contract Management Services" shall mean the services which are authorized to be furnished by LHMI under this Agreement. The term "Contract Management Services" shall not mean or be construed to include physician services. It is hereby acknowledged that Contract Management Services shall be provided to Owner hereunder by LHMI and its Affiliates (such terms and other capitalized terms not defined herein shall have the same meaning as set forth in the Operating Agreement).

1.6      EQUIPMENT.

         The term "Equipment" shall mean the appropriate equipment and supplies acquired in connection with the development and operation of the Hospital.

1.7      GAAP.

         The term "GAAP" or "Generally Accepted Accounting Principles" shall mean the accounting and financial reporting principles as promulgated from time to time by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

1.8      HOSPITAL POLICIES.

         The term "Hospital Policies" shall mean and include the Operating Agreement, the written policies of Owner and other reasonable policies and procedures of the Hospital, all as are from time to time adopted, revised, authorized or approved by the Board of Directors and communicated in writing by Owner to LHMI.

1.9      MEDCATH.

         The term "MedCath" shall mean MedCath Incorporated, the sole shareholder of LHMI.

1.10     MEMBER.

         The term "Member" shall mean any member of Lafayette Heart Hospital, LLC, a Delaware limited liability company.

1.11     OWNER.

         The term "Owner" shall mean Lafayette Heart Hospital, LLC, a Delaware limited liability company.

1.12     PERSONNEL.

         The term "Personnel" shall mean all persons (including supervisors, nurses, technicians, support personnel and other individuals) hired pursuant to this Agreement by LHMI as employees of Owner to furnish services to Owner, each of which persons must hold such currently valid licenses, certifications and/or registrations as may be required by local, State or federal laws or authorities (including the Medicare and Medicaid programs) for the operation of the Hospital. Except as provided herein, all Personnel shall be on the payroll of Hospital and Hospital shall bear all salary and employee benefits expenses for such personnel. The term "Employee Benefits" shall include (as applicable) the employer's contribution to F.I.C.A., unemployment compensation and other employment taxes, all bonuses, pension or profit sharing plan contributions, worker's compensation, group life, accident and health insurance premiums, disability and other benefits when applicable.

1.13     STATE.

         The term "State" shall mean the State of Louisiana.

1.14     TERM.

         The term "Term" shall mean the contract period provided for under this Agreement.

                                       II

                           APPOINTMENT AND AUTHORITY

2.1      APPOINTMENT OF LHMI.

         Owner hereby retains LHMI and LHMI hereby accepts such retention to provide Contract Management Services.

2.2      AUTHORITY OF LHMI.

         The Board of Directors hereby delegates to LHMI the authority to manage the Hospital as set forth below, subject, however, in all cases to: (i) the authority and approval of the Board of Directors as set forth in the Operating Agreement, which provides that the Board of Directors shall be responsible for making all Material Decisions and approving all Material Agreements (as defined in the Operating Agreement); (ii) such policies and procedures as may be adopted by the Board of Directors from time to time; and
(iii) such power and authority expressly required to be retained by the Board of Directors or Owner pursuant to applicable law, including, without limitation, requirements of licenses, conditions of participation in third party payor programs, and certification and accreditation standards.

         Subject to the terms and conditions of this Agreement, LHMI shall have the exclusive right and commensurate authority, express or implied, to provide Contract Management Services to Owner, which shall also include, subject to the terms and conditions of this Agreement and the

Operating Agreement, all services and actions which LHMI determines to be reasonably necessary or appropriate for the development and operation of the Hospital. The Parties acknowledge and agree that individual physicians who treat patients at the Hospital (the "Physicians"), shall have complete freedom and control over the provision of all professional medical services and the charges for their services, subject only to the Medical Staff Bylaws and Rules and Regulations of the Hospital. The Parties expressly agree and acknowledge that: (i) performance of this Agreement shall not require or permit LHMI to become engaged in the practice of medicine, nursing or other medical services whatsoever; (ii) this Agreement shall not interfere with or inhibit the private physician-patient relationship between the Physicians and their patients; and
(iii) this Agreement shall not require nor permit any illegal or unethical division of Physicians' fees.

         Subject in all cases to the foregoing and to the other terms and conditions of this Agreement, LHMI shall have the right and the power, if, as, and when it, from time to time, deems necessary or appropriate on behalf of Owner and the Hospital:

                  (a) To negotiate and execute on behalf of Owner all documents, instruments and agreements reasonably necessary or appropriate to lease or acquire for fair market value, as approved by both Members, the real property on which the Hospital will be located, and to borrow funds to finance such acquisition and/or construction (it being acknowledged that the Hospital will consist of a newly constructed building);

                  (b) To prepare a budget for the development of the Hospital and thereafter, annual operating budgets;

                  (c) To acquire in the name of Owner the Equipment, as approved by the Board of Directors or as further described at Section
         3.4 below, and enter into loans or other financing arrangements therefor;

                  (d) To handle the negotiation and execution of all such other agreements regarding the purchase of goods or services for the Hospital;

                  (e) To establish procedures for quality assurance, peer review and granting privileges to physicians with other specialties at the Hospital, subject to the terms of the Hospital and Medical Staff Bylaws approved by the Board of Directors and adopted for the Hospital;

                  (f) To expend all or portions of Owner's capital and income in furtherance of or relating to Owner's business and purposes in accordance with the budget established for the Hospital and other reasonable cash management guidelines reasonably established by the Board of Directors in accordance with the terms of the Operating Agreement, including, but not limited to, payment of all ongoing operational expenses, payment of commissions, organization expenses, professional fees, rental fees, and operating and licensing fees and development fees, and to invest in short-term debt obligations (including, but not limited to, obligations of federal and State governments and their agencies, commercial paper, and certificates of deposit of commercial banks, or savings banks or savings and loan associations) such of Owner's funds as are temporarily not required for the development or operation of the Hospital and the payment of Owner obligations;

                  (g) To employ or retain on such terms and for such compensation as LHMI may reasonably determine, such persons, firms, or corporations as LHMI may deem advisable, including without limitation qualified medical and other employees necessary or appropriate to operate the Hospital, attorneys, accountants, financial and technical consultants, supervisory managing agents, insurance brokers, brokers and loan brokers, appraisers, architects and engineers, who may also provide such services to LHMI, provided that the selection of the President shall be a Material Decision (as defined in the Operating Agreement) to be made by the Board of Directors;

                  (h) To execute leases, deeds, contracts, rental agreements, construction contracts, sales agreements, and management contracts;

                  (i) To exercise all rights, powers, and privileges of Owner as lessee with respect to the Hospital or rights held by Owner;

                  (j) To consent to the modification, renewal, or extension of any obligations to Owner of any Person or of any agreement to which Owner is a party or of which it is a beneficiary;

                  (k) To execute in furtherance of any or all of the purposes of Owner, any deed, lease, deed of trust, security interest, mortgage, promissory note, bill of sale, assignment, contract, or other instrument or to encumber in whole or in part the Equipment or the Hospital or other real or personal property of Owner for the purpose and reasons approved by the Board of Directors;

                  (l) To prepay in whole or in part, refinance, recast, increase, modify, or extend any security interest, deed of trust, or mortgage affecting the Hospital and in connection therewith to execute any extensions or renewals thereof on the Hospital and to grant security interests in any of the Equipment or the Hospital;

                  (m) To adjust, compromise, settle, or refer to arbitration any claim against or in favor of Owner, and to institute, prosecute, and defend any actions or proceedings relating to Owner, its business, and properties provided, however, that LHMI will consult with the Board of Directors regarding such claims;

                  (n) To acquire and enter into any contract of insurance which LHMI deems necessary or appropriate for the protection of Owner and LHMI, for the conservation of Owner or its assets, or for any purpose beneficial to Owner; however, neither LHMI nor its Affiliates shall be compensated for providing insurance brokerage services relating to obtaining such insurance;

                  (o) To prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members, including annual reports;

                  (p) To open accounts and deposit and maintain funds in the name of Owner in banks or savings and loan associations; provided, however, that Owner's funds shall not be commingled with the funds of any other Person;

                  (q) To cause Owner to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986 as amended or any similar provisions enacted in lieu thereof;

                  (r) To make all decisions related to generally accepted principles of accounting to be applied on a consistent basis and federal income tax elections;

                  (s) To possess and exercise, subject to the restrictions contained in this Agreement, any and all of the rights, powers and privileges of a manager under the Act;

                  (t) To modify or otherwise improve the Hospital, subject to the restrictions contained in this Agreement or in the Operating Agreement;

                  (u) To manage, direct, and guide the operation of the Hospital, including all necessary acts relating thereto, other than medical or clinical matters which shall be under the direction of the Medical Director (as defined in the Operating Agreement) and other agreed upon qualified medical personnel;

                  (v) To establish minimum insurance requirements for all physicians practicing at the Hospital;

                  (w) To file and publish all certificates, statements, or other instruments required by law for the formation and operation of Owner as a limited liability company in all appropriate jurisdictions;

                  (x) To cause Owner to obtain and keep in force during the term of Owner fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts as LHMI shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to Owner's;

                  (y) To deliver to the Secretary of State of Delaware for filing an annual statement in accordance with the Act and make any similar filings required under Louisiana law;

                  (z) To cause tax returns (income tax, sales tax, etc.) for Owner to be prepared, at Owner expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each Fiscal Year, each Member (as defined in the Operating Agreement) shall be furnished with a statement to be used in the preparation of the Member's tax returns, showing the amounts of any Profits or Losses allocated to the Member, and the amount of any distributions made to the Member, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to Members for tax purposes;

                  (aa) To open and maintain, on behalf of Owner, a bank account or accounts in a federally insured bank or savings institution approved by the Board of Directors, which approval shall not be unreasonably withheld or delayed, in which all monies received by or on behalf of Owner shall be deposited; provided, however, if Owner's or MedCath's lender requires that Owner use a particular bank or savings institution as a condition to financing provided by such lender, then LHMI shall open and maintain accounts in such bank or savings institution and shall not be required to receive the approval of the Board of Directors. All withdrawals from such accounts shall be made upon the signature of those representatives of LHMI who LHMI may from time to time designate (provided that LHMI provides written notice of the representatives so designated to the Board of Directors), and such other Person or Persons as LHMI may from time to time designate subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld or delayed. Any funds of Owner which LHMI may determine are not currently required for the conduct of Owner's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or State governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by LHMI, subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld or delayed; provided, however, if Owner's or MedCath's lender requires that Owner deposit funds in a particular bank or savings institution or invest in particular short term debt obligations as a condition to financing provided by such lender, then LHMI shall deposit such funds in such bank or savings institution or invest in such short term debt obligations and shall not be required to receive the approval of the Board of Directors;

                  (bb) To execute, acknowledge, and deliver any and all documents or instruments in connection with any or all of the foregoing.

2.3      RESERVED POWERS OF OWNER.

         Subject to the terms of this Agreement, Owner reserves the right to direct that LHMI operate the Hospital in accordance with: (i) the terms and conditions of the Operating Agreement; (ii) such policies and procedures as may be adopted by the Board of Directors from time to time; and (iii) such power and authority required to be retained by the Board of Directors pursuant to applicable law, including, without limitation, requirements of licenses, condition of participation in third party payor programs, and certification and accreditation standards. At any time during the term of this Agreement, Owner may change its policies, subject to the terms of its Operating Agreement.

2.4      RELIANCE ON LHMI'S AUTHORITY.

         Any party dealing with or entering into any agreement with Owner may rely on LHMI's execution of any such agreement without further inquiry, and such signature by LHMI shall be binding upon Owner hereunder.

                                      III

                               COVENANTS OF LHMI

         LHMI makes the following covenants with respect to this Agreement, the performance of which shall be subject to the authority and approval of the Board of Directors as set forth in the Operating Agreement:

3.1      DEVELOPMENT OF HOSPITAL.

         LHMI shall propose a plan for the development of the Hospital which sets forth a timeline for the planning, construction, licensing, accreditation and operation of the Hospital (the "Development Plan") for approval by the Board of Directors. The Development Plan shall be consistent with the Development Budget or other budget approved by the members or directors of the Owner pursuant to the Operating Agreement. Once approved by the Board of Directors, LHMI shall use commercially reasonable best efforts to cause the Hospital to be constructed and become operational in accordance with the Development Plan, subject to the obligation of the Hospital to approve reasonable amendments to the Development Plan as plans for the Hospital are finalized and changes to such plans are thereafter made by Owner.

3.2      PERFORMANCE OF CONTRACT MANAGEMENT SERVICES.

         During the term of this Agreement, LHMI shall perform necessary Contract Management Services for the Hospital at all times and in all places as required pursuant to this Agreement.

3.3      SELECTION, RETENTION, SUPERVISION, TRAINING AND SCHEDULING OF
PERSONNEL.

         Except as otherwise provided herein and except for certain senior management personnel of the Hospital who shall be hired by and be employees of MedCath and be assigned to the Hospital by MedCath, LHMI or MedCath shall hire for Owner all Personnel who may be required for the proper operation of the Hospital and shall have responsibility for the selection, retention, supervision, training and termination of such Personnel. LHMI shall cause appropriate Personnel to be scheduled and available as required to meet the reasonable business needs of Owner in carrying out the Hospital's business.

3.4      SELECTION, PROVISION AND MAINTENANCE OF FACILITIES AND EQUIPMENT.

         LHMI shall recommend for lease or purchase by Owner such facilities and Equipment as may be required to meet the reasonable business needs of Owner in carrying out the Hospital's business, including appropriate maintenance contracts. LHMI shall periodically inspect and evaluate, or arrange therefor, all such facilities and Equipment so that they are being maintained in a safe and efficient manner and shall assure that all facilities and Equipment are in good repair, ordinary wear and tear excepted. LHMI shall also maintain a current level of knowledge with respect to new and innovative technology in the field of the diagnosis and treatment of cardiac disease and vascular and cardiovascular surgery and shall make recommendations to Owner with respect thereto as appropriate.

3.5      SUPPLIES AND SUPPORT SERVICES.

         LHMI shall assure the availability of all supplies and support services that may be reasonably required for the proper and efficient operation of the Hospital. LHMI may purchase goods and services for Owner from Members of Owner or their Affiliates as long as they are of substantially the same quality and at a fair market price as could be obtained from an unrelated third party in an arm's length transaction. It is intended that LHMI and its Affiliates shall have the first opportunity to provide information and accounting services to be purchased by the Hospital.

3.6      QUALITY ASSURANCE.

         LHMI shall use its commercially reasonable best efforts to assure that the Hospital is operated in accordance with the standards established by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and shall make regular reports to the Board of Directors relative thereto. In order to facilitate this covenant, LHMI shall prepare, update and maintain from time to time a quality assurance plan in writing and shall submit it to Owner for review and approval.

3.7      BUSINESS MANAGEMENT POLICIES, PROCEDURES, RECORDS AND REPORTS.

         LHMI shall arrange for the maintenance of such records and make or arrange for the making of such reports as are reasonably necessary and appropriate for the conduct of the Hospital. Such business records and reports shall include those applicable to a system of transaction approvals, revenue and statistical accounting (including revenue analysis by customer and customer group) and accounts receivable, payrolls, purchasing and accounts payable, bank accounts, lines of credit, cash receipts and disbursements, general ledger, property records for plant and equipment, statistical records, budgeted expenses by department, tax matters and other journals, ledgers and records generally required to be kept in order to effectuate the financial record keeping and reporting for a business of the size and complexity of the Hospital. LHMI shall report to Owner monthly on the financial position and results of operations of the Hospital, to include the amounts of costs and expenses paid to LHMI and its Affiliates that are not included in the Development Fee paid to LHMI pursuant to Section 5.2 or the Management and Licensing Fee paid to LHMI pursuant to Section 5.3 of this Agreement. Such interim reports shall be on an accrual basis. LHMI shall prepare or arrange for the preparation of all tax reports and other filings and shall assure the timely and accurate filing thereof. LHMI shall arrange for the timely completion of annual financial audits by an independent certified public accountant. LHMI shall use the same audit firm as used by MedCath. LHMI shall prepare and submit to the Board of Directors for consideration and approval annual budgets and proposed capital expenditures including proposed financing arrangements therefor in accordance with the terms of the Operating Agreement. Subject to Section 3.7-1 below, in the event exceptions to the approved budget are required, LHMI shall submit proposals therefor to the Board of Directors.

         3.7-1    EXPENDITURE APPROVAL.

         Once a budget has been approved by the Board of Directors as set forth in Section 3.7, LHMI shall have the authority to expend up to one hundred and five percent (105%) of any and all funds which are included in the budget and sign all agreements related thereto, including reimbursement to LHMI and its Affiliates for goods and services provided to Owner. LHMI agrees to make available for review by the Board of Directors on a monthly basis summaries of Owner's financial information for the applicable month. LHMI shall have the right to recast the budget by transferring all or part of the funds approved for specific line items to another category or line item by an aggregate amount not to exceed ten percent (10%) of the total budgeted funds. LHMI is further authorized to make additional expenditures reasonably related to additional revenues or increased patient or procedural volumes provided that in making such additional expenditures the gross margin between the Company's net patient revenues and operating expenses remains the same or greater than the gross margin between net patient revenues and operating expenses in the most recent budget approved by the Board of Directors. LHMI shall report to the Board of Directors from time to time on variances between the Hospital's budget and actual operating results.

3.8      BOOKS AND RECORDS AVAILABLE.

         LHMI shall perform the obligations as may be from time to time specified for subcontractors in Social Security Act, Sec. 1861(v)(1)(I) and the regulations promulgated in implementation thereof (initially codified at 42 C.F.R., Sec. 420.300, et seq.). LHMI further agrees that if this Agreement is determined to be an agreement with a provider under which a physician or other entity assumes some or all of the costs of the provider department pursuant to 42 C.F.R., Sec. 405.550(e), LHMI shall make its books and records available to the Owner and the Hospital's Medicare fiscal intermediary as necessary to verify the nature and extent of the costs of the services furnished by LHMI or its Affiliates pursuant to this Agreement.

         In the event any request for LHMI's or a related subcontractor's books, documents and records is made pursuant to Social Security Act, Sec. 1861(v)(1)(I), 42 C.F.R., Sec. 420.300, et seq., or 42 C.F.R., Sec. 405.550(e),
LHMI or any subcontractor related to LHMI shall promptly give notice of such request to Owner and provide Owner with a copy of such request and, thereafter, consult and cooperate with Owner concerning the proper response to such request. Additionally, LHMI or any subcontractor related to LHMI shall provide Owner with a copy of each book, document and record made available to one or more of the persons and agencies above or shall identify each such book, document and record to Owner and shall grant Owner access thereto for review and copying.

         In addition, LHMI agrees to make available to Owner such information and records as Owner may reasonably request to facilitate Owner's compliance with the requirements of the Medicare Conditions of Participation and the Medicaid State Plan and to facilitate Owner's substantiation of its reasonable costs or other claim for reimbursement or payment in accordance with the requirements applicable to Owner pursuant to the Medicare and Medicaid programs including, without limitation, the requirements contained in 42 C.F.R., Subpart D of Part 405; 42 C.F.R., Subpart C of Part 420 and 42 C.F.R., Subpart B of Part 455.

3.9      MEDICAL RECORDS AND REPORTS.

         LHMI shall arrange for an appropriate system for the maintenance of medical records, including form and content reasonably acceptable to Owner, and shall ensure that necessary and appropriate medical reports arising from Hospital services are promptly and accurately prepared, issued and filed in accordance with Owner's reasonable requirements. LHMI shall not, however, be held responsible for any physician's failure to perform his or her record keeping duties.

3.10     PRESIDENT.

         LHMI (or MedCath) shall hire as its employee and designate a specific individual to serve as President of the Hospital and shall, in the temporary absence of such individual, assure the availability of one or more appropriately skilled individuals to assume the duties of President. The President shall be the individual to whom Owner will first look to for specific performance of the Contract Management Services provided pursuant to this Agreement. The selection, compensation, appointment, retention and replacement of the President shall be subject to the approval of the Board of Directors, not to be unreasonably withheld. The base salary and benefits of the President will be reimbursed to LHMI in addition to the fees to be paid to LHMI under
Article V of this Agreement. LHMI and the Board of Directors shall confer regarding severance pay and/or benefits to be paid to the President and Owner shall reimburse LHMI for such severance pay and benefits as are agreed to by the Board of Directors.

3.11     STATUS AS MEDICARE-CERTIFIED HOSPITAL.

         LHMI shall use its commercially reasonable best efforts to assist the Hospital in achieving and maintaining the status of a Medicare-certified hospital that is also qualified to accept patients under state health care programs including Medicaid.

3.12     OTHER LICENSES AND PERMITS.

         LHMI shall use its commercially reasonable best efforts to obtain and maintain in force all licenses and permits required for conduct of the business.

3.13     LHMI ORGANIZATIONAL REQUIREMENTS.

         LHMI shall at all times during the term of this Agreement be and remain legally organized and operated to provide Contract Management Services to the Hospital in a manner consistent with all applicable state and federal laws.

3.14     INSURANCE.

         3.14-1   FOR OWNER.

         LHMI shall, upon approval of Owner and At Owner's Expense, obtain and continue worker's compensation coverage for all of Owner's employees; employment practices liability (if reasonably available), comprehensive general liability, automobile liability and professional liability insurance with such coverages sufficient to insure against the risks attendant to the Hospital in an amount sufficient to meet the reasonable needs of Owner. LHMI shall, At Owner's Expense, obtain and continue coverage appropriate to insure Owner's property from fire, flood, theft or other risks; business interruption insurance coverage; director's and officer's liability; and employee honesty.

         3.14-2   FOR LHMI.

         LHMI shall, at its own expense, obtain worker's compensation coverage for its other employees and comprehensive general liability coverage equivalent to that provided herein for Owner.

         3.14-3   INSURANCE COMPANIES AND POLICIES.

         All insurance coverage specified herein shall be placed with companies acceptable to Owner. If the liability policies are of a claims made form, LHMI shall either renew the policies with the same company or shall purchase an equivalent reporting endorsement at each anniversary of the effective date of a claims made policy relating to the policy year then ended. Such insurance may be included in master insurance policies obtained by Affiliates of LHMI for its other hospitals as long as such policies comply with the terms of this Agreement and are on terms and conditions which are substantially as favorable as could otherwise be obtained by Owner. In connection with LHMI's position as Manager of Owner, LHMI and its Affiliates shall be listed as additional insureds on insurance policies obtained by and for Owner.

         3.14-4   EVIDENCE OF INSURANCE.

         LHMI shall furnish Owner with copies of each insurance policy specified herein and all amendments, endorsements and renewals to each policy, so long as this Agreement is in effect. In addition, LHMI shall cause to be issued annually to Owner a Certificate or Certificates of Insurance reflecting such coverages with the insurers agreeing to provide ten (10) days, notice to Owner of the cancellation or modification of the policies.

3.15     BILLING AND COLLECTION OF ACCOUNTS.

         LHMI shall, At Owner's Expense, provide or arrange for the provision of a billing and collections service for the Hospital and shall diligently attempt to collect all amounts due including the referral of overdue accounts to outside collection agencies and/or attorneys as appropriate.

3.16     EQUAL EMPLOYMENT OPPORTUNITY.

         Without limitation of any provision herein set forth, LHMI expressly agrees to abide by applicable federal and/or State equal employment opportunity statutes, rules and regulations.

3.17     PROFESSIONAL SERVICES.

         LHMI shall, At Owner's Expense, retain and make appropriate use of attorneys, accountants and other advisors and consultants on behalf of Owner.

3.18     ADMINISTRATIVE MANAGEMENT.

         LHMI shall apply its administrative knowledge and experience to management of the Hospital in order to train nurses, technicians, monitor operations, evaluate technical competence of staff, educate the public and assist the marketing efforts of the Hospital by devoting time to outside contacts with existing and potential clients and to preparation and presentation of proposals.

3.19     MEDICAL STAFF AFFAIRS.

         LHMI shall provide appropriate support and facilitate the organization and functioning of a medical staff for the Hospital as contemplated to be authorized in the Medical Staff Bylaws for the Hospital, including appropriate administrative and record keeping support.

3.20     COMPLIANCE PROGRAM.

         LHMI shall, At Owner's Expense, prepare a compliance program (the "Compliance Program") for the Hospital that is consistent with and similar to compliance programs adopted by hospitals affiliated with MedCath. LHMI shall submit the Compliance Program to the Board of Directors for approval, which approval shall not be unreasonably withheld or delayed.

                                       IV

                               COVENANTS OF OWNER

         Owner makes the following covenants with respect to this Agreement:

4.1      PAYMENT OF AUTHORIZED EXPENDITURES.

         Owner shall, At Owner's Expense, provide financial resources for the payment of expenditures and reimbursements authorized pursuant to this Agreement. Owner shall reimburse LHMI or its Affiliates for expenses or goods and services reasonably incurred by LHMI or its Affiliates for the benefit of Owner where such expenses have been approved in advance by the Board of Directors either in a budget or otherwise.

4.2      PAYMENT OF FEES TO LHMI.

         Owner shall, At Owner's Expense, pay all fees due to LHMI pursuant to this Agreement.

4.3      OWNER COOPERATION.

         Owner shall exercise reasonable efforts to insure its cooperation with LHMI in the performance of LHMI's duties and obligations hereunder. Owner shall make decisions requested by LHMI in a reasonably timely manner.

                                       V

                             FINANCIAL ARRANGEMENTS

         Owner shall compensate LHMI for Contract Management Services as set forth herein.

5.1      GENERAL.

         Owner shall compensate LHMI for Contract Management Services through:
(i) the payment of the Development Fee as set forth in Section 5.2 hereinafter;
(ii) the payment of a Management and Licensing Fee as set forth in Section 5.3 hereinafter; and (iii) reimbursement for costs and expenses incurred by LHMI on behalf of Owner as set forth in Section 5.4 hereinafter.

5.2      DEVELOPMENT FEE.

         Owner shall pay LHMI a fee of [***] ($[***]) annually in equal monthly installments of [***] ($[***]), with each such installment payable in advance, with the first such installment payable on the date hereof, for LHMI's services for development of the Hospital (the "Development Fee"). The obligation to pay the Development Fee (including any monthly installment thereof not then due) shall end at such time as Owner becomes obligated to pay the Management and Licensing Fee set forth below and LHMI shall cease to be entitled to payment of monthly installments of the Development Fee at such time. If Owner becomes obligated to pay the Management and Licensing Fee after payment of an installment on the Development Fee, but prior to the end of the applicable month for which such installment was paid in advance, Owner shall be entitled to a credit against the Management and Licensing Fee equal to (a) the number of days remaining in the applicable month divided by thirty (30), multiplied by
(b) $[***].

5.3      MANAGEMENT AND LICENSING FEE.

         Commencing as of the date that the Hospital first admits patients for treatment, (the "Commencement Date"), Owner shall pay LHMI an annual management and licensing fee (the "Management and Licensing Fee"), to be paid monthly, equal to:

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (a) [***] percent ([***]%) of annual net patient revenues of the Hospital up to [***] ($[***]);

                  (b) [***] percent ([***]%) of annual net patient revenues of the Hospital greater than [***] ($[***]) up to [***] ($[***]); and

                  (c) [***] percent ([***]%) of annual net patient revenues of the Hospital greater than [***] ($[***]).

For the period from the Commencement Date to the first anniversary of the Commencement Date, the maximum annual Management and Licensing Fee payable to LHMI under this Agreement is [***] ($[***]) (the "Maximum Fee"). For the period from the first anniversary of the Commencement Date to the second anniversary of the Commencement Date and annually thereafter, the Maximum Fee shall be increased by a percentage equal to the percentage increase, if any, in the Consumer Price Index ("CPI") during the previous twelve (12) month period beginning and ending on the anniversary of the Commencement Date (or the closest date for which CPI data is available). The CPI shall refer to the CPI entitled "All Urban Consumers (CPI-U) - (1982-84=100) - U.S. City Average - All Items", as promulgated by the Bureau of Labor Statistics of the United States Department of Labor.

         The Management and Licensing Fee shall be paid within fifteen (15) days following the end of each month and shall be determined on an accrual basis in accordance with GAAP.

5.4      EXPENSES.

         5.4-1    ORGANIZATION EXPENSE.

         The parties specifically recognize that LHMI and its Affiliates have incurred legal fees, filing fees, and other out-of-pocket costs for the benefit of Owner, including costs connected with the preparation of applicable agreements, securities law and health care law compliance documentation and filings, fees and expenses of lobbyists, real estate acquisition matters (if any) and formation and registration of Owner (collectively, the "Organization Expenses"), and agree that LHMI shall be reimbursed fully for these amounts. Because LHMI and its Affiliates are receiving some benefits from the legal services provided under this Section 5.4-1 in connection with the preparation of this Agreement, and the Operating Agreement, the Right of First Refusal Agreement, and the Hospital Professional Services Agreement executed by the parties substantially contemporaneously with this Agreement (collectively, the "Definitive Documents"), in addition to those benefits received by Owner, the parties agree that LHMI shall be entitled to be reimbursed by Owner only for seventy-five percent (75%) of the legal fees incurred in the preparation of the Definitive Documents, not to exceed $50,000.

         5.4-2  REIMBURSEMENT OF LHMI AND AFFILIATES.

         In general, Owner's expenses shall be billed directly to and paid by Owner. Owner shall reimburse LHMI and its Affiliates for (i) the Organization Expenses subject to the limitation on legal fees set forth above; (ii) the actual costs to LHMI or its Affiliates of goods, services, and

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

materials used for and by Owner; and (iii) all reasonable travel and other out-of-pocket expenses incurred by LHMI in the development and management of Owner and its business. The reimbursement for expenses provided for in this
Section 5.4 shall be made to LHMI and its Affiliates regardless of whether any distributions are made to the Members under Article VI and Article VII of the Operating Agreement.

         Goods and services may be purchased from LHMI or its Affiliates as long as they are of a substantially the same quality and a fair market price as could be obtained from an unrelated third party in an arm's length transaction. It is intended that LHMI and its Affiliates shall have the first opportunity to provide information and accounting and human resource services to be purchased by Owner. Any such purchase of goods and services by Owner from LHMI is further subject to the following:

                  (a) Reimbursement shall include the expenses for each full-time equivalent, or a portion thereof, performing work directly on behalf of or for the benefit of the Hospital even though such person may be employed outside of the greater Lafayette, Louisiana area;

                  (b) The actual costs of the information system (hardware and software, including installation and maintenance) incurred by LHMI and its Affiliates for the direct benefit of Owner shall be reimbursed by Owner.

         5.4-3    ITEMS COVERED BY MANAGEMENT AND LICENSING FEE AND DEVELOPMENT
FEE.

         Other than for reimbursement for out-of-pocket travel costs and expenses (airfare, lodging and other similar expenses), which shall be paid in accordance with Section 5.4-2 above, LHMI agrees that the following costs and expenses of LHMI and its Affiliates are compensated by Owner through the Management and Licensing Fee or the Development Fee, as applicable:

                  (a) The time of senior management of MedCath, which includes the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Development, the Division Presidents, and the Vice President of Disease Management of MedCath;

                  (b) To the extent provided by personnel of MedCath corporate headquarters, general oversight of the development of the physical plant of the Hospital from conception to acquiring necessary licenses, permits and approvals required to initiate operations;

                  (c) To the extent provided by employed personnel of MedCath corporate headquarters as a general support resource service made available to hospitals managed by MedCath or its Affiliates, and generally consistent with the levels of support provided to other hospitals managed by MedCath or its Affiliates, general access to and support of: (i) the MedCath Corporate managed care support resources;
         (ii) the MedCath Decision Support Group; (iii) the MedCath Corporate Finance Department; (iv) the MedCath Corporate Information Services Department (but not including installation of hardware and software); (v) the MedCath Corporate Compliance and Risk Management programs; (vi) the MedCath Corporate Human Resources Department Benefits Administration, and (vii) MedCath equipment and medical supply procurement expertise. It is intended that these resources will be made available on a sporadic basis. The services of any MedCath personnel specifically designated to provide services to the Hospital, whether on a full-time or part-time basis, shall be reimbursed in accordance with Section 5.4-2 .

5.5      ANNUAL AUDIT OF MANAGEMENT AND LICENSING FEE.

         Owner or any Member, at Owner's or the applicable Member's sole expense, may obtain a special audit report from an independent certified public accountant who is reasonably acceptable to LHMI as to final determination of the Management and Licensing Fee for each fiscal year of Owner's Hospital and such determination shall be binding on the parties. Upon receipt of such audit report, the parties shall make a final cash settlement within ten (10) days of the time that LHMI receives from Owner a copy thereof.

5.6      INDEMNITY BY LHMI.

         To the extent Owner is not otherwise covered by insurance, LHMI agrees to indemnify, defend and hold Owner, its members, officers, employees and agents, harmless from and against any and all loss, claim, demand, cause of action, penalty, liability, damage or deficiency, lawsuits, or other proceedings resulting or arising (a) from any gross negligence or willful misconduct or violation of law or of this Agreement by LHMI or its officers, directors, employees or agents unless LHMI or its employees or agents were acting upon the express instructions or directions of the Board of Directors, or (b) from the nonfulfillment of any covenants or agreements on the part of LHMI contained in this Agreement, and (c) any loss or damage, reasonable attorney fees or other costs or expenses incident to (a) or (b).

5.7      INDEMNITY BY OWNER.

         To the extent LHMI is not otherwise covered by insurance, Owner agrees to indemnify, defend and hold LHMI, its directors, officers, employees and agents, harmless from and against any and all loss, claim, cause of action, demand, penalty, liability, action, damage or deficiency, lawsuit or other proceeding, resulting or arising from (a) acts or omission of Owner, its members, officers, employees (unless due to the gross negligence or willful misconduct of LHMI); (b) any liability or obligation of Owner, except those which LHMI created in violation of this Agreement; (c) any nonfulfillment of Owner of any of its covenants or agreements hereunder; (d) any violation of law by Owner; and (e) any loss or damage, reasonable attorney's fees and other costs and expenses incident to any of (a) through (d).

5.8      SURVIVAL OF INDEMNITY COVENANTS.

         The indemnity covenants set forth in Sections 5.6 and 5.7 shall survive the termination of this Agreement for any reason.

                                      VI

                       TERM AND TERMINATION OF AGREEMENT

6.1      INITIAL.

         The term of this Agreement shall begin upon the filing of the Certificate of Formation of Owner in the office of the Secretary of State of Delaware and continue until December 31, 2061, unless sooner terminated as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the mutual election of LHMI and Owner.

6.2      TERMINATION.

         This Agreement may be sooner terminated only on the first to occur of the following:

         6.2-1    TERMINATION BY AGREEMENT.

         In the event Owner and LHMI shall mutually agree in writing, this Agreement may be terminated on the terms and date stipulated therein.

         6.2-2    TERMINATION BY LHMI.

         This Agreement may be terminated by LHMI, in the event that Owner fails to pay any amount due to LHMI within fifteen (15) days after notice in writing of the unpaid amount.

         6.2-3    TERMINATION BY OWNER.

         Due to the substantial and long-term commitment of resources and financial investment by LHMI and its Affiliates in the Hospital, the parties hereto acknowledge and agree that Owner may not terminate this Agreement as a result of any failure or default by LHMI under the terms of this Agreement, except as specifically provided in this Section 6.2-3.

                  (a) Subject to (c) below, in the event that Owner (acting through its Board of Directors without the participation of the Directors appointed by LHMI) reasonably determines in good faith that Good Cause (as defined below) exists or has arisen for the termination of this Agreement, the Board of Directors shall give written notice to LHMI setting forth in reasonable detail the basis for its determination that Good Cause exists. If LHMI fails to cure such breach or failure within sixty (60) days of notice of Good Cause, or if said breach or failure cannot reasonably be cured within sixty
         (60) days, fails to commence said cure within sixty (60) days, then this Agreement may be terminated by Owner (acting through its Board of Directors without the participation of the Directors appointed by
         LHMI); provided, however, that in the event that the parties disagree with respect to the right at such time of Owner to terminate this Agreement, LHMI may refer the matter to binding arbitration in the manner set forth in Section 7.16 for a determination as to whether the right to terminate this Agreement then exists and the termination of this Agreement shall not occur until a final, non-appealable decision of the arbitrators establishing the right of Owner to terminate this Agreement based upon then existing facts and circumstances has been issued. Any termination of this Agreement will be without prejudice to the rights, if any, of LHMI under any other agreement including the Operating Agreement and will not affect LHMI's rights as a Member and will not constitute a withdrawal of LHMI as a Member.

                  For purposes of this Section 6.2-3(a), "Good Cause" shall mean the existence or occurrence of any of the following:

                           (i) If LHMI is convicted of a felony as a result of its operation of the Hospital or arising out of its management of the Hospital that results in LHMI's exclusion from participation in a State or federal health care program; or

                           (ii) If MedCath Holdings Inc. ("MHI"), MedCath or LHMI (x) shall file a voluntary petition or answer in bankruptcy or seeking any reorganization, liquidation or similar relief under any present or future statute or law relating to bankruptcy or insolvency, (y) a court of competent jurisdiction shall enter an order, judgment, or decree approving a petition filed against MHI, MedCath or LHMI seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute or law relating to bankruptcy or insolvency, or (z) shall seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator of MHI, MedCath or LHMI, or of all or any substantial part of its properties (the term "acquiesce" as used herein, being deemed to include but not to be limited to the failure to file a petition or motion to vacate or discharge any order, judgment, or decree providing for such appointment within the time specified by law).

                  (b) In addition, upon a Change of Control of MedCath or a Change of Control of LHMI, each as defined below, and subject to (c) below, Owner shall have the right (acting through its Board of Directors without the participation of the Directors appointed by
         LHMI) to terminate this Agreement for cause as a result of LHMI's material failure to perform its obligations under this Agreement which failure is not cured by LHMI within sixty (60) days (or if such failure cannot be cured within sixty (60) days, LHMI fails to commence a cure within sixty (60) days and work diligently to cure such default until the cure is complete) of written notice to LHMI specifying such failure in reasonable detail. Notwithstanding the foregoing, the termination of this Agreement shall not be effective until the failure of LHMI or any successor to so perform or to cure is thereafter determined conclusively through arbitration conducted in the manner set forth in Section 7.16, and provided further that, following such termination, Owner does not enter into any other arrangement, directly or indirectly, with another entity or person to provide services to Owner or the Hospital (which services include any of the services provided by LHMI or its Affiliates previously under the Agreement) and Owner and the Hospital is thereafter managed solely by its Board of Directors and its direct officers and full-time employees. For purposes of this Section, a "Change in Control" of MedCath shall mean any merger of MHI or of MedCath (unless the shareholders of MHI or of MedCath or their Affiliates as of the date hereof continue to control directly or indirectly at least fifty percent (50%) of the surviving entity or unless such merger is with an Affiliate of MHI or MedCath) or the sale of all or substantially all of the assets of MedCath to a purchaser who is not a direct or indirect shareholder of MHI as of the date hereof. In no event shall (i) the transfer of capital stock in any public offering of the capital stock of MHI or its Affiliates, or (ii) the distribution of any capital stock of MHI or its Affiliates by any shareholder of MHI to its direct or indirect owners constitute a "Change of Control" of either MedCath or LHMI. For purposes of this Section, a "Change of Control" of LHMI shall mean any merger of LHMI (unless MHI, MedCath, or the shareholders of LHMI as of the date hereof continue to control directly or indirectly at least fifty percent (50%) of the surviving entity, or unless such merger is with an Affiliate of MHI or MedCath) or the sale of all or substantially all of the assets of LHMI to a purchaser other than MedCath, MHI, an Affiliate of MedCath or MHI, any direct or indirect shareholder of LHMI, or any entity controlled by or under common ownership with LHMI.

                  (c) Notwithstanding anything herein to the contrary, the termination of this Agreement for any reason including without limitation under (a) or (b) above, with or without cause, shall not become effective unless and until the liability of LHMI and its Affiliates as guarantors for any indebtedness of Owner is reduced by each lender or lessor so that LHMI's and its Affiliates' aggregate percentage guarantee of all indebtedness of Owner as compared with the percentage guaranteed by all of the Members of Owner in the aggregate is equal in proportion to the percentage Membership Interest in Owner held by LHMI, as compared with the combined percentage Membership Interests held by all of the Members of the Owner, and until all amounts loaned by LHMI or its Affiliates to Owner are paid in full.

         6.2-4    LEGISLATIVE OR ADMINISTRATIVE CHANGES.

         If, as a result of any new law, rule or regulation, or as a result of a change in the interpretation or enforcement of any existing law, rule or regulation (the "Applicable Law"), health care counsel, who has not separately represented Owner or its Members prior to the date of being retained to provide such opinion, selected by LHMI, and reasonably agreed to by Owner, determines in writing that it is reasonably likely that, as a result of this Agreement or the performance of LHMI's responsibilities hereunder, the reimbursement which Owner receives for its medical services will be materially and adversely affected as a result of the Applicable Law, then the parties agree to attempt to negotiate in good faith to amend the Agreement to avoid the material and adverse affects of the Applicable Law while, at the same time, preserving as fully as possible the material benefits of this Agreement to each of the parties hereto.

6.3      EFFECTS OF TERMINATION.

         Upon termination of this Agreement as hereinabove provided, neither party shall have any further obligation hereunder except for (a) obligations accruing prior to the date of termination and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement.

                                      VII

                                 MISCELLANEOUS

7.1      STATUS OF LHMI.

         It is expressly acknowledged by the parties hereto that with respect to the subject matter of this Agreement, LHMI is an "independent contractor" and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship, a joint venture relationship or a lease or landlord/tenant relationship or to allow Owner to exercise control or direction over the manner or method by which LHMI perform the contract services which are the subject matter of this Agreement; provided, always, that the services to be provided hereunder by LHMI shall be provided in a manner consistent with the standards governing such services and the provisions of this Agreement. LHMI understands and agrees that (a) employees of LHMI will not be treated as employees of Owner for federal tax purposes; (b) Owner will not withhold on behalf of LHMI pursuant to this Agreement any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body relating to LHMI or LHMI's personnel or make available to LHMI any of the benefits afforded to employees of Owner; (c) all of such payments, withholdings and benefits, if any, are the responsibility of LHMI; and (d) LHMI will indemnify and hold Owner harmless from any and all loss or liability arising with respect to such payments, withholdings and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of LHMI, the parties hereto mutually agree that both LHMI and Owner shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of whom or by whom such discussion or negotiation is initiated.

7.2      REPRESENTATIVES.

         7.2-1    OWNER REPRESENTATIVE.

         Except as may be herein more specifically provided, Owner shall act with respect to all matters hereunder through the Board of Directors.

         7.2-2    LHMI REPRESENTATIVE.

         Except as may be herein more specifically provided, LHMI shall act with respect to all matters hereunder through the president of LHMI or an authorized designee.

7.3      NOTICES.

         Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered, sent by overnight courier or mailed by prepaid certified mail, return receipt requested, addressed as follows:

                  LHMI:                     Lafayette Hospital Management, Inc.
                                            10720 Sikes Place, Suite 300
                                            Charlotte, NC  28277
                                            Attn:  President

                  With a copy to:           Hal A. Levinson, Esq.
                                            Moore & Van Allen, PLLC
                                            100 N. Tryon Street, Floor 47
                                            Charlotte, NC  28202-4003

                  Owner:                    Lafayette Heart Hospital, LLC

                                            -----------------------------------

                                            -----------------------------------
                                            Attn:  President


                  With a copy to:
                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------

or to such other address and to the attention of such other person or officer as either party may designate by written notice.

7.4      GOVERNING LAW.

         This Agreement has been executed and delivered in and shall be interpreted, construed and enforced pursuant to and in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions.

7.5      ASSIGNMENT.

         No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties hereto, except that LHMI shall be allowed to assign this Agreement to MedCath or its wholly-owned subsidiaries or it may assign the revenue from this Agreement to their lenders.

7.6      WAIVER OF BREACH.

         The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach of the same or other provision hereof.

7.7      ENFORCEMENT.

         In the event that either party resorts to legal action to enforce the terms and provisions of this Agreement, the successful party shall be entitled to recover the costs of such action so incurred including, without limitation, reasonable attorney's, fees.

7.8      GENDER AND NUMBER.

         Whenever the context hereof requires, the gender of all words shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

7.9      ADDITIONAL ASSURANCES.

         The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of Owner, LHMI shall execute such additional instruments and take such additional acts as Owner may deem necessary to effectuate this Agreement.

7.10     FORCE MAJEURE.

         Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees or any similar or dissimilar cause beyond the reasonable control of either party. Further, LHMI shall not be in default hereunder if the default resulted from actions taken at the request or direction of the Board of Directors or if the Board of Directors failed to take reasonable action recommended by LHMI to enable it to meet its obligations hereunder.

7.11     SEVERABILITY.

         In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not affect the remainder of this Agreement, which shall remain in full force and effect and enforceable in accordance with its terms, unless such would frustrate the original purposes hereof.

7.12     ARTICLES AND OTHER HEADINGS.

         The articles and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.13     AMENDMENTS AND AGREEMENT EXECUTION.

         This Agreement and amendments thereto shall be in writing and executed in multiple copies on behalf of Owner by any official of Owner specifically authorized by the Board of

Directors with respect to such execution and on behalf of LHMI by any official authorized to act on behalf of LHMI. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

7.14     CONFIDENTIALITY.

         The Parties recognize that it is to their mutual interest that the terms of this Agreement be maintained as confidential. Therefore, LHMI and Owner agree that without their mutual consent, not to be unreasonably withheld, they will direct their respective directors, officers, employees or agents not to disclose the terms of this Agreement to third parties, except to their respective advisors and consultants and other parties who have a need to know the terms of this Agreement in order to complete the transaction contemplated herein, and as required by disclosure requirements applicable to any affiliate of LHMI as a publicly traded company and as otherwise required by law.

7.15     ENTIRE AGREEMENT.

         With respect to the subject matter hereof, this Agreement, together with the Operating Agreement of Owner to the extent referenced herein, constitutes the entire agreement between the parties. LHMI shall be entitled to no benefits other than those specified herein. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect and no change in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment to become effective on the date stipulated in such amendment. The parties specifically acknowledge that in entering into and executing this Agreement, they rely solely upon the representations and agreements contained in this Agreement and no others.

7.16     ARBITRATION.

         Subject to the right of any party to seek an injunction or other equitable relief from a court with applicable authority, in the event of a dispute between the parties arising out of any provision of this Agreement, then such dispute shall be resolved by binding arbitration to be held in New Orleans, Louisiana in accordance with the Arbitration Rules of the American Health Lawyers Association Alternative Dispute Resolution Service (the "Rules"). Such arbitration shall be conducted in accordance with the Rules by a panel of three (3) arbitrators none of which shall reside in or practice primarily in Louisiana. The decision of the arbitrators shall be final and binding on the parties and shall be enforceable in any court of applicable jurisdiction. The arbitrators shall have the authority to award to the losing party all costs associated with such arbitration, including expenses and fees of the arbitrators.

         IN WITNESS WHEREOF, the parties have executed this Agreement in multiple originals as of the date above first written.


                           LAFAYETTE HEART HOSPITAL, LLC

                           By:      /s/ signature illegible
                              -------------------------------------------------

                           Title:   VP
                                 ----------------------------------------------

                           By:
                              -------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           LAFAYETTE HOSPITAL MANAGEMENT, INC.

                           By:      /s/ signature illegible
                              -------------------------------------------------

                           Title:
                                 ----------------------------------------------


         For the sole and exclusive purposes of (i) guaranteeing the full performance of LHMI's obligations under Article III and Section 5.6 hereof;
(ii) guaranteeing the provision of services obtained by LHMI on behalf of the Hospital as described in Section 5.4-3 hereof; and (iii) otherwise acknowledging the rights and responsibilities of LHMI under this Agreement, MedCath Incorporated hereby executes this Agreement.


                           MEDCATH INCORPORATED


                           By:      /s/ signature illegible
                              -------------------------------------------------

                           Title:
                                 ----------------------------------------------